SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 11, 2002




                         Mobius Management Systems, Inc.
                         -------------------------------
               (Exact Name of Registrant as Specified in Charter)

                         Commission File Number: 0-24077
                                                 -------

            Delaware                                          13-3078745
 (State or other Jurisdiction of                            (I.R.S. Employer
  Incorporation or Organization)                          Identification Number)


                     120 Old Post Road, Rye, New York 10580
                     --------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (914) 921-7200
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of Businesses Acquired

      Cytura Corp. financial statements for the years ended June 30, 2002 and June 30, 2001


(b)   Pro Forma Financial Information

      Introduction
      Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2002 Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 2002
      Notes to Unaudited Pro Forma Consolidated Financial Statements

(c)   Exhibits

      23.1  Consent of Independent Certified Public Accountants

SIGNATURES

Cytura Corp.
Index to Financial Statements
June 30, 2002 and 2001
------------------------------------------------------------------------------


                                                                          Page
                                                                          ----

Report of Independent Certified Public Accountants                          1

Financial Statements

   Balance Sheets                                                           2

   Statements of Operations                                                 3

   Statements of Stockholders' Deficit                                      4

   Statements of Cash Flows                                                 5

   Notes to Financial Statements                                          6-14

               Report of Independent Certified Public Accountants



To the Board of Directors and Shareholders of Cytura Corp.


In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Cytura Corp. at June 30, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 11 of Notes to Financial Statements, the Company sold technology and certain other assets to a third party in October 2002.


PricewaterhouseCoopers LLP



December 16, 2002
Tampa, FL

Cytura Corp.
Balance Sheets
For the Years Ended June 30, 2002 and 2001
------------------------------------------------------------------------------


                                                                       2002                2001
                                                                   ------------        ------------
Assets
Current assets
   Cash                                                            $    897,233        $  1,931,303
   Restricted cash                                                       55,353           1,013,528
   Accounts receivable, net allowance of $50,000 in 2002
     and $45,563 in 2001                                                228,502             119,081
   Prepaid expenses and other current assets                             84,452              15,382
                                                                   ------------        ------------

         Total current assets                                         1,265,540           3,079,294

   Property and equipment, net                                          362,992             449,923
   Restricted cash                                                         --                50,110
                                                                   ------------        ------------

         Total assets                                              $  1,628,532        $  3,579,327
                                                                   ------------        ------------

Liabilities and Stockholders' Deficit
Current liabilities
   Accounts payable and accrued expenses                           $    408,786        $    501,115
   Accrued payroll and related taxes                                     65,572             226,792
   Deferred revenue                                                     310,851             342,750
   Current portion of capital lease obligations                          84,061             104,847
   Other current liabilities                                             46,180                --
   Current portion of long-term debt                                      4,880               9,277
                                                                   ------------        ------------

         Total current liabilities                                      920,330           1,184,781

Long-term capital lease obligations                                      69,896             139,306
Long-term debt, less current portion                                       --                 4,689
                                                                   ------------        ------------

         Total liabilities                                              990,226           1,328,776
                                                                   ------------        ------------

Commitments and Contingencies (Note 9)

Series B Convertible Preferred Stock; $.001 par value,
   85,000,000 shares authorized, 45,000,000 issued and
   outstanding (liquidation value of $2,281,667 at
   June 30, 2002)                                                     2,299,721                --

Series A Convertible Preferred Stock; $.001 par value,
   23,381,756 shares authorized, 18,838,208 and
   19,265,247 issued and outstanding at June 30, 2002
   and 2001, respectively (liquidation value of $6,239,163
   and $3,786,237 at June 30, 2002 and 2001, respectively)            6,878,780           5,996,897
                                                                   ------------        ------------

Stockholders' deficit
   Common Stock; $.001 par value, 350,000,000 shares
     authorized, 14,540,019 and 9,886,243 issued and
     outstanding at June 30, 2002 and 2001, respectively                 14,541               9,887
   Additional paid-in capital                                         2,585,452           2,265,048
   Accumulated deficit                                              (11,140,188)         (6,021,281)
                                                                   ------------        ------------

         Total stockholders' deficit                                 (8,540,195)         (3,746,346)
                                                                   ------------        ------------

         Total liabilities and stockholders' deficit               $  1,628,532        $  3,579,327
                                                                   ------------        ------------


   The accompanying notes are an integral part of these financial statements.

Cytura Corp.
Statements of Operations
For the Years Ended June 30, 2002 and 2001
--------------------------------------------------------------------------------


                                                     2002             2001
                                                 -----------       -----------

Net revenues                                     $ 1,278,029       $ 2,836,322
Cost of revenues                                     847,702         1,811,749
                                                 -----------       -----------
                                                     430,327         1,024,573
                                                 -----------       -----------

Operating expenses:
   General and administrative                        951,580           466,280
   Research and development                        3,800,331         3,751,981
   Selling and marketing                             816,424         1,728,351
                                                 -----------       -----------

         Total operating expense                   5,568,335         5,946,612
                                                 -----------       -----------

   Loss from operations                           (5,138,008)       (4,922,039)
                                                 -----------       -----------

   Other income (expense):
     Interest income                                  56,101            45,223
     Interest expense                                (37,000)         (129,944)
                                                 -----------       -----------
                                                      19,101           (84,721)
                                                 -----------       -----------

Net loss                                         $(5,118,907)      $(5,006,760)
                                                 ===========       ===========



   The accompanying notes are an integral part of these financial statements.

Cytura Corp.
Statement of Changes in Stockholders' Deficit
For the Years Ended June 30, 2002 and 2001
--------------------------------------------------------------------------------



                                                         Common Stock             Additional                           Total
                                                 ----------------------------      Paid-In        Accumulated      Stockholders'
                                                    Shares          Amount         Capital          Deficit          Deficit
                                                 ------------    ------------    ------------     -------------    ------------


Balance at June 30, 2000                            9,666,452    $      9,666    $  2,000,334     $ (1,014,521)    $    995,479

Issuance of common stock                              219,791             221         184,008             --            184,229
Issuance of warrants                                     --              --            19,027             --             19,027
Accretion of Series A Convertible
  Preferred Stock                                        --              --          (222,620)            --           (222,620)
Stock compensation expense                               --              --           284,299             --            284,299
Net loss                                                 --              --              --         (5,006,760)      (5,006,760)
                                                 ------------    ------------    ------------     ------------     ------------

Balance at June 30, 2001                            9,886,243           9,887       2,265,048       (6,021,281)      (3,746,346)

Stock compensation expense                               --              --            44,928             --             44,928
Accretion of Series A and B Convertible
  Preferred Stock                                        --              --        (1,110,327)            --         (1,110,327)
Conversion of Series A Convertible
  Preferred Stock to common stock                   4,542,943           4,540       1,375,336             --          1,379,876
Exercise of options                                   110,833             114          10,467             --             10,581
Net loss                                                 --              --              --         (5,118,907)      (5,118,907)
                                                 ------------    ------------    ------------     ------------     ------------

Balance at June 30, 2002                           14,540,019    $     14,541    $  2,585,452     $(11,140,188)    $ (8,540,195)
                                                 ============    ============    ============     ============     ============


   The accompanying notes are an integral part of these financial statements.

Cytura Corp.
Statements of Cash Flows
For the Years Ended June 30, 2002 and 2001
--------------------------------------------------------------------------------


                                                                          2002                2001
                                                                      -----------          ----------

Cash flows from operating activities
   Net loss                                                           $(5,118,907)         $(5,006,760)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
      Depreciation and amortization expense                               200,979              149,967
      Loss on disposal of assets                                           23,176                 --
      Noncash compensation expense                                         44,928              284,299
      Changes in operating assets and liabilities
        Increase in accounts receivable                                  (109,421)            (102,531)
        Increase in prepaid expenses                                      (69,070)              (5,382)
        Increase (decrease) in accounts payable and
          accrued expenses                                               (253,549)             317,298
        Decrease in deferred revenue                                      (31,899)            (177,881)
        Increase in other current liabilities                              46,180               78,551
                                                                      -----------          -----------

           Net cash used in operating activities                       (5,267,583)          (4,462,439)
                                                                      -----------          -----------

Cash flows from investing activities
   Purchases of property and equipment                                   (129,224)            (114,377)
   Note receivable from related party                                        --                 35,719
                                                                      -----------          -----------

           Net cash used in investing activities                         (129,224)             (78,658)
                                                                      -----------          -----------

Cash flows from financing activities
   Proceeds from note payable and line of credit                          300,000            1,240,000
   Payments on note payable and line of credit                             (9,086)            (848,495)
   Issuance of common stock - exercise of options                          10,581              184,229
   Issuance of Series A Convertible Preferred Stock                     1,223,440            5,393,304
   Issuance of Series B Convertible Preferred Stock                     1,927,713                 --
   Payments on capital lease obligations                                  (90,196)             (94,731)
   (Increase) decrease in restricted cash                               1,000,285           (1,063,638)
                                                                      -----------          -----------

           Net cash provided by financing activities                    4,362,737            4,810,669
                                                                      -----------          -----------

Net (decrease) increase in cash and cash equivalents                   (1,034,070)             269,572

Cash and cash equivalents at beginning of year                          1,931,303            1,661,731
                                                                      -----------          -----------

Cash and cash equivalents at end of year                              $   897,233          $ 1,931,303
                                                                      ===========          ===========

Supplemental disclosure of non-cash investing
activity and financing
   Equipment financed through capital lease obligations               $     6,518          $   227,958

   See Notes 4 and 6 for noncash activities related to Series A and B Convertible Preferred Stock



   The accompanying notes are an integral part of these financial statements.

Cytura Corp.
Notes to Financial Statements
June 30, 2002 and 2001
--------------------------------------------------------------------------------


1.   Description of Business

     Cytura Corp. (the "Company" or "Cytura"), a Florida corporation located in Lake Mary, Florida, develops and licenses proprietary software designed to enable customers to deploy Internet web portals that facilitate e-commerce, community and content. Utilizing the Company's integrated software tools, customers can change and update their web sites. The Company provides technical resources to customize and install web portals as well as ongoing software maintenance. The Company's customers are primarily located in the southeastern United States.


2.   Summary of Significant Accounting Policies

     Revenue Recognition
     Revenue from license fees and sales of software products is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant Company obligations related to implementation remain, the fee is fixed or determinable and collectibility is probable.

     Services revenue is primarily comprised of revenue from consulting fees, maintenance agreements and training. Services revenue from consulting and training billed on a time and materials basis is recognized as performed. Services revenue on fixed price service arrangements is recognized upon completion of specific contractual milestone events or based on an estimated percentage of completion as work progresses. Estimated losses on fixed price service arrangements, if any, are recognized when it becomes apparent a loss will be incurred.

     Maintenance revenue is deferred and recognized on a straight-line basis as services revenue over the life of the related agreement, which is typically one year.

     Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

     Cash Equivalents
     For purposes of the statement of cash flows, the Company considers all investment instruments with maturities of three months or less to be cash equivalents.

     Property and Equipment
     Property and equipment are recorded at cost, less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred while those relating to major improvements are treated as capital additions and depreciated over the remaining useful life of the related asset. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period. Depreciation is computed using the straight-line method over the following estimated useful lives:

      Computer software                         1 year
      Computer equipment                        5 years or term of lease
      Furniture and fixtures                    5-7 years
      Leasehold improvements                    minimum lease term

Cytura Corp.
Notes to Financial Statements
June 30, 2002 and 2001
--------------------------------------------------------------------------------


     Long-Lived Assets
     Impairment of long-lived assets is accounted for in accordance with Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets." SFAS No. 121 requires that long-lived assets and certain identifiable intangible assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management does not believe that there is any impairment of the long-lived assets at June 30, 2002.

     Research and Development and Software Development Costs
     Research and development expenditures are expensed to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. As such, all software development costs have been expensed.

     Research and development costs are expensed as incurred. Research and development costs amounted to $3,800,331 in fiscal 2002 and $3,751,981 in fiscal 2001.

     Income Taxes
     The Company uses the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

     Stock Based Compensation
     Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation," establishes accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As prescribed by SFAS No. 123, the Company applies the intrinsic value-based method of accounting under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its fixed plan stock options granted to employees. As such, compensation expense for employees is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Additional disclosures required under SFAS No. 123 are included in Note 7.

     Fair Value of Financial Instruments
     The carrying amount of cash, accounts receivable, prepaid expenses and other current assets, trade accounts payable, accrued and other expenses, short term notes payable and capital leases approximate fair value because of the short maturity of those instruments. Additionally, the long-term debt bears a variable interest rate and therefore, approximates fair value.

     Use of Estimates
     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Cytura Corp.
Notes to Financial Statements
June 30, 2002 and 2001
--------------------------------------------------------------------------------


     Recently Issued Accounting Pronouncements
     In July 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 eliminates the pooling of interests method of accounting for business combinations as of June 30, 2001 and SFAS No. 142 significantly impacts the accounting and disclosures for goodwill and intangible assets. The adoption of SFAS No. 142, which is required for fiscal years beginning after December 15, 2001, will have no impact on the Company's financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 modifies the rules for accounting for the impairment or disposal of long-lived assets. The new rules become effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The adoption of SFAS No. 144 will not have a material impact on the Company's financial position or results of operations.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan, as previously required under EITF Issue 94-3. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation plant closing, or other exit or disposal activity. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not anticipate that the adoption of this standard will have any impact on the Company's financial position or results of operations.


3.   Property and Equipment

     A summary of property and equipment is as follows:

                                                        2002             2001
                                                     ---------        ---------

     Computer software                               $ 119,850        $  55,805
     Computer equipment                                500,211          459,797
     Furniture and fixtures                            124,633          123,728
     Leasehold improvements                             44,022           41,932
                                                     ---------        ---------
                                                       788,716          681,262

     Less - accumulated depreciation and
       amortization                                   (425,724)        (231,339)
                                                     ---------        ---------

     Property and equipment, net                     $ 362,992        $ 449,923
                                                     =========        =========


     Depreciation and amortization expense was $200,979 and $149,967 for the years ended June 30, 2002 and 2001. Included in furniture and fixtures, and computer equipment are $388,422 and $381,904 of assets under a capital lease at June 30, 2002 and 2001, respectively. Accumulated amortization of assets under capital leases was $231,047 and $121,635 at June 30, 2002 and 2001, respectively.

Cytura Corp.
Notes to Financial Statements
June 30, 2002 and 2001
--------------------------------------------------------------------------------


4.   Debt

     In 2001, the Company entered into a line of credit agreement with a bank. The available borrowings under this agreement were $1,000,000 with interest payable monthly at prime rate plus 1/2%. No amounts were outstanding on June 30, 2001. The line was collateralized by a Certificate of Deposit in the amount of $1,000,000. The line matured on May 29, 2002.

     In 2002 and 2001, the Company issued to certain related parties various uncollateralized convertible notes in the aggregate amount of $300,000 and $1,240,000, respectively. During 2001, the Company repaid $840,000 of the aggregate amount outstanding under the notes and $400,000 of the aggregate amount outstanding under the notes was converted into 1,317,089 shares of Series A Convertible Preferred Stock for $.3037 per share. The $300,000 of notes issued by the Company in 2002 were converted into 6,000,000 shares of Series B Convertible Preferred Stock for $.05 per share in April 2002.

     In 2000, the Company issued to a third party an uncollateralized note in the principal amount of $26,537. The note bears interest at 9% per annum. Interest and principal are payable in monthly installments. The term of the note is 36 months. As of June 30, 2002 and 2001, the remaining principal amounts outstanding on the note were $4,880 and $13,966, respectively.


5.   Capital Lease Obligations

     The Company entered into capital lease agreements to finance computer equipment. At June 30, 2002 and 2001, $153,957 and $244,153, respectively, were outstanding under these lease agreements.

     Future minimum lease payments under these capital lease obligations are as follows:


         2003                                                $ 110,502
         2004                                                   37,095
         2005                                                   22,901
         2006                                                    7,100
                                                             ---------
         Minimum lease payments                                177,598
         Less imputed interest                                 (23,641)
                                                             ---------
         Net present value of lease payments                   153,957
         Less current portion                                  (84,061)
                                                             ---------

                                                             $  69,896
                                                             =========


6.   Preferred Stock

     At June 30, 2002, the Company had 250,000,000 authorized shares of Preferred Stock, of which 23,381,756 and 85,000,000 were designated as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, respectively.

Cytura Corp.
Notes to Financial Statements
June 30, 2002 and 2001
--------------------------------------------------------------------------------


     Convertible Preferred Stock
     In April and June 2002, the Company issued an aggregate of 45,000,000 shares of Series B Convertible Preferred Stock ("Series B") for $0.05 per share for net proceeds of $2,227,713.

     In May 2001 and January 2002, the Company issued 23,381,151 shares of Series A Convertible Preferred Stock ("Series A") for $.3037 per share for net proceeds of $7,016,744. In connection with the May 2001 issuance of the Series A, the Company issued warrants to acquire 90,000 shares of common stock with an exercise price of $0.3037 per share ("Series A Warrants"). The Series A Warrants were fair valued using the Black-Scholes option pricing model, with the following assumptions: expected dividend yield 0%, risk free interest rate 5.09%, volatility 100% and a term of 5 years. The fair value of the Series A Warrants of $19,027 has been recorded as a component of additional-paid-in capital.

     The Series A Warrants collectively are exercisable at any time and expire on May 31, 2006. As of June 30, 2002, no Series A Warrants have been exercised. The significant terms of the Series A and Series B are as follows:

        Voting - The holders of the Series A and Series B are entitled to vote on all matters and shall be entitled to the number of votes equal to the number of shares of common stock into which the preferred stock is convertible.

        Dividends - Each share of the Series A and Series B is entitled to receive cumulative dividends of 8% per annum. Upon liquidation, as defined, the Series A and Series B dividends will be payable in any asset or funds available at the option of the Company. As of June 30, 2002 and 2001, unpaid dividends for Series A and Series B totaled $518,000 and $31,667, respectively.

        Redemption Rights

        Series A
        Pursuant to the original terms of the Series A, subsequent to January 15, 2007, the majority of the holders of Series A can require the Company to redeem their shares at the greater of (a) the fair market value of the shares or (b) the original purchase price plus 15% per annum, subject to adjustment, for the period such shares have been issued and outstanding.

        In connection with the issuance of the Series B, the terms of the Series A were amended to increase the percentage set forth in clause (b) above from 15% to 17.9% per annum. The difference in the stated value and the carrying value, resulting from the issuances costs will be accreted to the redemption date. Accordingly, included in the accretion of the carrying value of the Series A in the accompanying balance sheets as of June 30, 2002 and 2001 is $1,038,319 and $222,620, respectively, related to the accretion of the related issuance costs and the per annum amount.

        Series B
        Subsequent to January 15, 2007, the majority of the holders of Series B can require the Company to redeem their shares at the greater of (a) the fair market value of the shares or (b) the original purchase price plus 17.9% per annum, subject to adjustment, for the period such shares have been issued and outstanding. The difference in the stated value and the carrying value, resulting from the issuances costs will be accreted to the redemption date. Accordingly, included in the accretion of the carrying value of the Series B in the accompanying balance sheets as of June 30, 2002 is $72,008 related to the accretion of the related issuance costs and the per annum amount.

Cytura Corp.
Notes to Financial Statements
June 30, 2002 and 2001
--------------------------------------------------------------------------------


        Liquidation
        The Series A and Series B shareholders are entitled to receive on a pari passu basis and in preference to the common stockholders, an amount per share equal to $0.3037 plus accrued but unpaid dividends and two times the original Series B issue price of $.05 plus accrued but unpaid dividends, respectively.

        Conversion - At the option of the holder, each share of Series A and Series B may be converted into common stock at an initial conversion price, subject to adjustment as defined. The initial conversion price of the Series A and Series B was $0.3037 and $0.05, respectively. Both the Series A and Series B shall be automatically converted into common stock upon an initial public offering of common stock, as defined, resulting in at least $30 million in proceeds, a common stock price of at least $1.4526 per share ("Qualified IPO") and an implied pre-money valuation of $150,000,000, or upon the election of the majority of the Series A holders.

        In April 2002, certain Series A holders converted 4,542,943 shares of Series A into 4,542,943 shares of common stock.

7.   Stock Option Plan

     During 1999, the Company adopted a stock option plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to Advisory Board members, directors, officers, consultants and key employees. The Plan authorizes grants of options to purchase up to 7,100,000 shares of authorized but unissued common stock. Stock options issued under the Plan are exercisable at such times as determined by the Company, but generally vest and become exercisable after four years from date of grant.

     The following table describes stock option activity under the Plan:

                                                                       Weighted
                                                                       Average
                                                                       Exercise
                                                        Shares          Price
                                                      ----------      ---------

     Outstanding at July 1, 2000                       2,790,000      $   0.28
      Granted                                          3,575,974          0.54
      Exercised                                         (119,791)         0.05
      Forfeited/expired                               (1,802,793)         1.26
                                                      ----------      --------

     Options outstanding at June 30, 2001              4,443,390          0.33

      Granted                                          3,183,000          0.30
      Exercised                                         (110,833)         0.09
      Forfeited/expired                               (1,785,302)         0.47
                                                      ----------      --------

     Options outstanding at June 30, 2002              5,730,255      $   0.31
                                                      ==========      ========

     Options exercisable at June 30, 2002              1,509,193      $   0.35

     Options available for grant at June 30, 2002      1,139,121          --

Cytura Corp.
Notes to Financial Statements
June 30, 2002 and 2001
--------------------------------------------------------------------------------


     Information regarding options outstanding at June 30, 2002 is as follows:


                                                                Options
                      Options Outstanding                      Exercisable
       -------------------------------------------------    ----------------
          Weighted          Number          Weighted             Number
          Average       Outstanding at       Average          Exercisable at
          Exercise         June 30,         Remaining            June 30,
           Price            2002           Life (Years)            2002
        ----------       -----------       ------------        ------------

        $   0.05           1,106,490           7.22              470,181
            0.30           4,305,223           9.23              889,012
            1.58             318,542           8.14              150,000
                        ------------                           ---------

                           5,730,255                           1,509,193
                        ============                           =========

     The Company applies APB Opinion No. 25 in measuring compensation cost in connection with the grant of options to employees. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, "Accounting for Stock Based Compensation," the Company's pro forma net loss would have been as follows:


                                            For the year ended
                                                 June 30,
                                          2002              2001
                                       ----------        -----------

     Net loss:
      As reported                      $5,118,907        $5,006,760
      Pro forma                         5,378,992         5,107,857


     The per share weighted-average fair value of stock options granted during 2002 and 2001 was $0.04 and $0.22, respectively, on the date of grant using the minimum value method with the following weighted-average assumptions:
     2002 and 2001 - expected dividend yield 0%; risk-free interest rate of 3.79% and 6.10%, respectively; and an expected life of 7 years for both years.

     During fiscal June 30, 2002 and 2001, the Company granted 45,000 and 1,200,000 options to third party consultants. In accordance with EITF 96-18, the fair value of the options is recorded as a deferred compensation charge and recognized as compensation expense in the accompanying Statements of Operations over the related vesting terms of the underlying options. For fiscal June 30, 2002 and 2001, the Company recognized total compensation expense of $44,928 and $284,299, respectively, in the accompanying Statements of Operations, which related to options granted to third party consultants.

Cytura Corp.
Notes to Financial Statements
June 30, 2002 and 2001
--------------------------------------------------------------------------------


8.   Income Taxes

     The components of the deferred tax balances were as follows:

                                                     2002               2001
                                                 ------------       -----------

     Deferred tax assets:
          Tax loss carryforwards                 $ 3,908,364        $ 1,889,000
          Accrual to cash basis                       52,806            341,000
          Other                                      148,082             51,000
                                                 -----------        -----------
     Total deferred tax assets                     4,109,252          2,281,000

     Deferred tax liabilities:
          Fixed assets                               (55,349)           (38,000)

     Valuation allowance                          (4,053,903)        (2,243,000)
                                                 -----------        -----------
     Net deferred tax assets                     $      --          $      --
                                                 ===========        ===========

     At June 30, 2002, the Company had federal and state net operating loss carryforwards of approximately $10 million which expire through the year 2022. In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards cannot be sufficiently assured at June 30, 2002.

     As of June 30, 2002, due to change of ownership provisions of Section 382 of the Internal Revenue Code, the availability of the Company's net operating loss carryforwards may be subject to annual limitations in future periods, which could substantially limit the eventual utilization of such carryforwards.


9.   Commitments and Contingencies

     Rent expense is comprised principally of payments on the lease of the Company's office facility. The term of the lease is sixty months. Rent expense for operating leases during the years ended June 30, 2002 and 2001 was approximately $292,471 and $272,404, respectively.

     Future minimum lease payments under these operating leases are as follows:

                                                        Operating
      Year Ending June 30,                                Leases
      --------------------                               --------

           2003                                          $ 256,168
           2004                                            266,393
           2005                                            277,099
           2006                                             46,483
           Thereafter                                            -
                                                        -----------

                                                         $ 846,143
                                                         =========

Cytura Corp.
Notes to Financial Statements
June 30, 2002 and 2001
--------------------------------------------------------------------------------


10.  Related Party Transactions

     On April 17, 2000, the Company entered into agreements with Priority Healthcare Corporation (PHC) for a perpetual license of the Company's software tools and professional services to customize the licensed software and develop PHC's Community Care Network. The Company recognized $55,370 and $745,785 of revenue from PHC during the years ended June 30, 2002 and 2001, respectively. Simultaneously, the Company entered into an Equity Investment Agreement with PHC. Under the terms of the agreement, PHC purchased 1,266,452 shares of the Company's common stock for $2,000,000.


11.  Subsequent Events

     On October 11, 2002, MMS Acquisition I LLC ("MMS"), a wholly-owned subsidiary of Mobius Management Systems, Inc. ("Mobius"), acquired technology and certain other assets of Cytura for approximately $2.2 million in cash. MMS may be obligated to pay Cytura up to an additional $800,000 within 60 days of the first anniversary of the transaction if the average closing price of the common stock of Mobius equals or exceeds a specified amount during any 30-day period in the thirteen months following such transaction.

     In connection with the closing, MMS paid HEALTHvision, Inc. $100,000 in connection with the termination of an existing agreement. MMS also made a payment of $185,000 to Cytura's landlord in connection with the termination of Cytura's lease. In addition, in conjunction with the closing, MMS deposited $1.7 million of the purchase price into escrow to secure Cytura's post-closing indemnification obligations to MMS.

                         PRO FORMA FINANCIAL INFORMATION

      On October 11, 2002, MMS Acquisition I LLC ("MMS"), a wholly-owned subsidiary of Mobius Management Systems, Inc. ("Mobius"), acquired technology, certain other assets and liabilities (the "Cytura Assets") of Cytura Corp. ("Cytura") for approximately $2.2 million in cash. MMS may be obligated to pay Cytura up to an additional $800,000 within 60 days of the first anniversary of the transaction if the average closing price of the common stock of Mobius equals or exceeds a specified amount during any 30-day period in the thirteen months following the closing of the transaction. If the additional purchase price is paid, such amount will be recorded as additional goodwill.

      The following unaudited pro forma consolidated financial statements give effect to the acquisition of the Cytura Assets. The pro forma consolidated balance sheet presents our financial position as if the acquisition of the Cytura Assets had occurred on June 30, 2002. The pro forma consolidated statement of operations presents our results as if the acquisition had occurred on July 1, 2001. The pro forma consolidated financial statements are based on the historical financial statements of Mobius and Cytura for the periods presented.

      The pro forma consolidated financial statements include, in our opinion, all material adjustments necessary to reflect the acquisition of the Cytura Assets. The pro forma consolidated financial statements do not represent Mobius's actual results of operations, including the acquisition, nor do they purport to predict or indicate our financial position at any future date or results of operations for any future period. The pro forma consolidated financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the year ended June 30, 2002, incorporated herein by reference.


                                           MOBIUS MANAGEMENT SYSTEMS, INC.
                                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               (in thousands, except share data and per share data)


                                                                                        June 30, 2002
                                                                   -----------------------------------------------------------
                                                                   HISTORICAL    HISTORICAL     PRO FORMA
                                                                     MOBIUS       CYTURA        ADJUSTMENTS         PRO FORMA
                                                                     ------       ------        -----------         ---------
ASSETS
Current assets:
  Cash and cash equivalents                                         $ 31,099     $    952        $ (2,237)   (1)    $ 28,862
                                                                                                     (952)   (2)
  Marketable securities, at market value                               2,635         --              --                2,635
  Accounts receivable, net of allowance for doubtful
    accounts                                                          15,959          229            (229)   (2)      15,959
  Software license installments, current portion                       6,862         --              --                6,862
  Other current assets                                                 2,846           84             (57)   (2)       2,873
                                                                    --------     --------        --------           --------
        Total current assets                                          59,401        1,265          (3,475)            57,191
                                                                    --------     --------        --------           --------

Software license installments, non-current portion,
    net of allowance for doubtful accounts                             3,467         --              --                3,467
Property and equipment, net                                            6,435          363            (114)   (2)       6,684
Deferred income taxes                                                  1,423         --              --                1,423
Other assets                                                             666         --             2,246    (1)       2,912
                                                                    --------     --------        --------           --------
        Total assets                                                $ 71,392     $  1,628        $ (1,343)          $ 71,677
                                                                    ========     ========        ========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                             $ 17,446     $    609        $    250    (1)    $ 17,731
                                                                                                     (574)   (2)
  Deferred revenue                                                    19,182          311            (311)   (2)      19,182
  Deferred income taxes                                                2,238         --              --                2,238
                                                                    --------     --------        --------           --------
        Total current liabilities                                     38,866          920            (635)            39,151
                                                                    --------     --------        --------           --------
Deferred revenue                                                       1,406         --              --                1,406
Long-term capital lease obligations                                     --             70             (70)   (2)        --
                                                                    --------     --------        --------           --------
        Total liabilities                                             40,272          990            (705)            40,557
                                                                    --------     --------        --------           --------

Mandatorily redeemable preferred stock                                  --          9,178          (9,178)   (2)        --
                                                                    --------     --------        --------           --------

Stockholders' equity:
  Common stock                                                             2           15             (15)   (2)           2
  Additional paid-in capital                                          49,827        2,585          (2,585)   (2)      49,827
  Accumulated deficit                                                 (2,610)     (11,140)         11,140    (2)      (2,610)
  Deferred stock compensation                                            (43)        --              --                  (43)
  Accumulated other comprehensive income                                 (74)        --              --                  (74)
  Treasury stock, at cost                                            (15,982)        --              --              (15,982)
                                                                    --------     --------        --------           --------
        Total stockholders' equity                                    31,120       (8,540)          8,540             31,120
                                                                    --------     --------        --------           --------

        Total liabilities and stockholders' equity                  $ 71,392     $  1,628        $ (1,343)          $ 71,677
                                                                    ========     ========        ========           ========

                             See notes to unaudited pro forma consolidated financial statements.


                         MOBIUS MANAGEMENT SYSTEMS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)



                                                                          Year Ended June 30, 2002
                                                     -----------------------------------------------------------------
                                                             ACTUAL
                                                     ----------------------
                                                                                 PRO FORMA     PRO FORMA     PRO FORMA
                                                      MOBIUS        CYTURA       COMBINED      ADJUSTMENTS    RESULTS
                                                     --------      --------      ---------     -----------   ---------

Total revenues                                       $ 67,913      $  1,278      $ 69,191      $   --        $ 69,191
Costs of revenues                                      12,082           848        12,930          --          12,930
                                                     --------      --------      --------      --------      --------
        Gross profit                                   55,831           430        56,261          --          56,261
                                                     --------      --------      --------      --------      --------
Operating expenses: (3)
 Sales and marketing                                   38,151           816        38,967          --          38,967
 Research and development                              15,741         3,800        19,541          --          19,541
 General and administrative                            10,380           952        11,332           240  (4)   11,572
 Facilities restructuring                               1,394          --           1,394          --           1,394
                                                     --------      --------      --------      --------      --------
          Total operating expenses                     65,666         5,568        71,234           240        71,474
                                                     --------      --------      --------      --------      --------

Loss from operations                                   (9,835)       (5,138)      (14,973)         (240)      (15,213)
Interest income                                         1,674            56         1,730          --           1,730
Interest expense                                          (15)          (37)          (52)         --             (52)
Foreign currency transactions                              (5)         --              (5)         --              (5)
Other income, net                                         148          --             148          --             148
                                                     --------      --------      --------      --------      --------
Loss before income taxes                               (8,033)       (5,119)      (13,152)         (240)      (13,392)
Benefit for income taxes                               (2,812)         --          (2,812)       (2,002) (5)   (4,814)
                                                     --------      --------      --------      --------      --------
Net income (loss)                                    $ (5,221)     $ (5,119)     $(10,340)     $  1,762      $ (8,578)
                                                     ========      ========      ========      ========      ========

Basic and diluted loss per share                      $ (0.30)                                                $ (0.49)
Basic and diluted weighted average shares
  outstanding                                          17,459                                                  17,459



       See notes to unaudited pro forma consolidated financial statements.

                         MOBIUS MANAGEMENT SYSTEMS, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


   The unaudited pro forma financial statements have been adjusted for the items relating to the acquisition of certain assets of Cytura, as set forth below:


(1) Adjustment to record the acquisition of the purchased assets (in thousands):

     Consideration paid:
        Cash paid on or about the closing .............................   $2,237
        Assumption of miscellaneous liabilities .......................       35
        Accrued acquisition costs .....................................      250
                                                                          ------

        Total consideration paid ......................................   $2,522
                                                                          ======

     Assets acquired:
        Property and equipment.........................................   $  249
        Prepaid expenses...............................................       27
        In-process research and development costs......................      910
        Intellectual property, goodwill and other
          intangible assets............................................    1,336
                                                                          ------

        Total assets acquired .........................................   $2,522
                                                                          ======

(2) Adjustment for assets and liabilities not acquired by Mobius and to eliminate historical equity balances of Cytura.

(3) The pro forma financial statements include all of the operating expenses of Cytura. Mobius expects that the ongoing annual operating expenses (excluding sales commissions) for the Cytura operations acquired by Mobius will be approximately $2.4 million. The expected decrease in operating expenses is primarily attributable to a reduction in staff and related personnel costs. The reductions in staff were made by Cytura prior to the date of acquisition.

     Based upon a preliminary allocation of the purchase price, approximately $910,000 has been allocated to purchased in-process research and development and will be expensed at the time of acquisition. Such amount has been excluded from the pro forma statement of operations for the year ended June 30, 2002.

(4) Adjustment to record the amortization of completed technology of $240,000, using the straight-line method over 3.75 years.

(5) To record the deferred tax benefit attributable to the following (in thousands):

         Actual loss of Cytura..................................  $ 1,912
         Pro forma adjustments .................................       90
                                                                  -------

         Total deferred tax benefit.............................  $ 2,002
                                                                  =======

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 20, 2002

                                          MOBIUS MANAGEMENT SYSTEMS, INC.

                                          By: /s/ Peter E. Takiff
                                             ---------------------------
                                             Peter E. Takiff
                                             Chief Financial Officer
                                             (Principal Financial and
                                              Accounting Officer)